                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 FORM 8-K / A#1

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934


                                 APRIL 17, 2001
                Date of Report (date of Earliest Event Reported)


                               I-LINK INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)


           FLORIDA                         0-17973                59-2291344
(State or Other Jurisdiction of     (Commission File No.)     (I.R.S. Employer
Incorporation or Organization)                               Identification No.)


        13571 SOUTH WADSWORTH PARK DRIVE, SUITE 200, DRAPER, UTAH 84020
             (Address of principal executive offices and zip code)


                                 (801) 576-5000
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed from last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On May 2, 2001, Registrant filed a Current Report on form 8-K to announce the acquisition of WebToTel, Inc., a Delaware corporation. This amendment to Registrant's Current Report on Form 8-K is being filed to include the Financial Statements and Pro Forma Financial Information required by Item 7 of Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statement of the Business Acquired.

See Index to Financial Statements and Pro Forma Financial Information on Page F-1 of this Report

     (b)  Pro Forma Financial Information.

See Index to Financial Statements and Pro Forma Financial Information on Page F-1 of this Report



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.


Date: June 29, 2001                     I-Link Incorporated

                                        /s/ James A. Giauque
                                        ---------------------------
                                        James A. Giauque
                                        Chief Accounting Officer

                               I-LINK INCORPORATED
              INDEX TO FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL
                                   INFORMATION

     NEXBELL COMMUNICATIONS INC.                                                PAGE
                                                                                ----
Report of Independent Accountants                                               F-1
Balance Sheet                                                                   F-2
Statement of Operations                                                         F-3
Statement of Stockholders' Equity (Deficit)                                     F-4
Statement of Cash Flows                                                         F-5
Notes to Financial Statements                                                   F-6

     PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

Unaudited Pro Forma Combined Condensed Financial Statements                     F-16
Unaudited Pro Forma Combined Condensed Balance Sheet                            F-17
Unaudited Pro Forma Combined Condensed Statement of Operations                  F-18
Notes to Unaudited Pro Forma Combined Condensed Financial Statements            F-19


NEXBELL COMMUNICATIONS, INC.
FINANCIAL STATEMENTS

DECEMBER 31, 2000

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Nexbell Communications, Inc.


In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Nexbell Communications, Inc. at December 31, 2000, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


/s/ PricewaterhouseCoopers LLP


June 15, 2001
Salt Lake City, Utah

NEXBELL COMMUNICATIONS, INC.

BALANCE SHEET

                                                                                  December 31,
                                                                                     2000
ASSETS
Current assets:
  Cash and cash equivalents                                                       $   366,855
  Accounts receivable, net of allowance for doubtful accounts of $161,858             330,093
  Prepaid expenses and other current assets                                            78,063
                                                                                  -----------
    Total current assets                                                              775,011

Property and equipment, net                                                           667,592
Deferred costs                                                                         36,656
Other non-current assets                                                               47,331
                                                                                  -----------

    Total assets                                                                  $ 1,526,590
                                                                                  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                                $   450,047
  Accrued liabilities                                                                 250,982
  Deferred revenue                                                                    379,149
  Lease incentive                                                                     255,288
  Capital lease obligations, current                                                  185,140
                                                                                  -----------
    Total current liabilities                                                       1,520,606

Deposits                                                                              210,807
Notes payable                                                                       6,119,504
Capital lease obligations, non-current                                                109,910
                                                                                  -----------
    Total liabilities                                                               7,960,827
                                                                                  -----------
Commitments (Note 5)

Stockholders' deficit:
  Preferred stock: $0.001 par value; 20,000,000 shares
    authorized; 0 shares issued and outstanding                                            --
  Common stock: $0.001 par value; 30,000,000 shares of
    Class A and 10,000,000 Class B common stock authorized;
    20,246,000 shares of Class A issued and outstanding                                20,246
  Additional paid-in capital                                                        1,174,854
  Notes receivable from stockholders                                                  (30,000)
  Accumulated deficit                                                              (7,599,337)
                                                                                  -----------
    Total stockholders' deficit                                                    (6,434,237)
                                                                                  -----------
    Total liabilities and stockholders' deficit                                   $ 1,526,590
                                                                                  ===========

   The accompanying notes are an integral part of these financial statements.

NEXBELL COMMUNICATIONS, INC.

STATEMENT OF OPERATIONS

                                                   YEAR ENDED
                                                  DECEMBER 31,
                                                      2000
REVENUES:
    Telecommunication services                    $ 1,455,456
                                                  -----------
       Total revenues                               1,455,456

OPERATING COSTS AND EXPENSES:
    Telecommunication network expense               4,048,943
    Selling, general and administrative             2,788,040
    Provision for doubtful accounts                   164,921
    Depreciation and amortization                     265,257
                                                  -----------
       Total operating costs and expenses           7,267,161

OPERATING LOSS                                     (5,811,705)

OTHER INCOME (EXPENSE):
    Interest expense                                  256,878
    Interest and other income                         (21,457)
    Other expense                                     139,606
                                                  -----------
       Total other expense                            375,027

Net loss                                          $(6,186,732)
                                                  ===========

   The accompanying notes are an integral part of these financial statements.

NEXBELL COMMUNICATIONS, INC.

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                                                       Notes from
                                                                                         Additional    Receivable        Total
                                      Members'          Common Stock         Paid-In    Members and    Accumulated    Stockholders'
                                      Capital        Shares      Amount      Capital    Stockholders    Deficit          Deficit
Balance at January 1, 2000          $ 1,051,100            --   $    --    $       --    $(424,000)    $(1,412,605)    $  (785,505)

Payment on notes receivable
  from members                               --            --        --            --      424,000              --         424,000
Issuance of notes receivable
  from stockholders                          --            --        --            --      (30,000)             --         (30,000)
Issuance of common stock upon
  recapitalization                   (1,051,100)   20,102,000    20,102     1,030,998           --              --              --
Exercise of common stock options             --       144,000       144        29,856           --              --          30,000
Stock compensation expense                   --            --        --       114,000           --              --         114,000
Net loss                                     --            --        --            --           --      (6,186,732)     (6,186,732)
                                    -----------   -----------   -------    ----------    ---------     -----------     -----------
Balance at December 31, 2000        $        --    20,246,000   $20,246    $1,174,854    $ (30,000)    $(7,599,337)    $(6,434,237)
                                    ===========   ===========   =======    ==========    =========     ===========     ===========


   The accompanying notes are an integral part of these financial statements.

NEXBELL COMMUNICATIONS, INC.
STATEMENT OF CASH FLOWS

                                                                                  YEAR ENDED
                                                                                  DECEMBER 31,
                                                                                     2000

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                       $(6,186,732)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Provision for doubtful accounts                                                164,922
      Loss on disposal of assets                                                     103,897
      Depreciation and amortization                                                  265,257
      Amortization of lease incentive                                               (382,932)
      Stock compensation expense                                                     114,000
      Increase (decrease) from changes in operating assets and liabilities:
        Accounts receivable                                                         (460,558)
        Prepaid expenses and other current assets                                      2,844
        Accounts payable                                                             (93,996)
        Accrued liabilities                                                          258,653
        Deferred revenue                                                             352,630
        Deposits                                                                     191,666
                                                                                 -----------
          Net cash used in operating activities                                   (5,670,349)
                                                                                 -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                                (410,767)
                                                                                 -----------
          Net cash used in investing activities                                     (410,767)
                                                                                 -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes receivable                                                     148,686
  Payments on notes receivable from members                                          424,000
  Proceeds from notes payable                                                      5,866,098
                                                                                 -----------
          Net cash provided by financing activities                                6,438,784
                                                                                 -----------
Net increase in cash and cash equivalents                                            357,668

Cash and cash equivalents at beginning of year                                         9,187
                                                                                 -----------

Cash and cash equivalents at end of year                                         $   366,855
                                                                                 ===========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for income taxes                                                     $        --
                                                                                 ===========
  Cash paid for interest                                                         $        --
                                                                                 ===========

SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITY:
  Property and equipment acquired under capital leases                           $   295,050
                                                                                 ===========
  Common stock acquired through issuance of notes receivable                     $    30,000
                                                                                 ===========


   The accompanying notes are an integral part of these financial statements.

NEXBELL COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000


1.   THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     THE COMPANY

     Nexbell Communications, Inc. (the "Company") is a wholesale network telecommunications provider, enabling the Company's customers to provide Voice over Internet Protocol ("VoIP") solutions to their customers.

     The Company was formed and registered in the State of Ohio as Intelligent Communications LLC in May 1999. Effective March 31, 2000, the assets and liabilities of the Company were transferred to Nexbell Communications, Inc., a Delaware C-Corporation owned by the members of Intelligent Communications LLC, in a transaction accounted for at historical cost as a reorganization of entities under common control.

     The Company incurred a net loss of $6,186,732 for the year ended December 31, 2000 and as of December 31, 2000 had an accumulated deficit of $7,599,337 and negative working capital of $745,595. The Company anticipates that revenues generated from its operations will not be sufficient during 2001 to fund ongoing operations, product development and anticipated growth in its subscriber base.

     The Company entered into an acquisition agreement with WebToTel, Inc., ("WebToTel") on February 22, 2001 (a subsidiary of Counsel Communications,
     LLC) and WebToTel was subsequently acquired by I-Link Corporation on April 17, 2001 (see Note 9). As a result of Counsel Communications, LLC ("Counsel") being the majority stockholder of WebToTel and I-Link Corporation, Counsel has committed to fund, through long-term inter-company advances or equity contributions, all capital investments, working capital or other operational cash requirements of the companies through April 15, 2002.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     REVENUE RECOGNITION

     The Company recognizes revenues as services are provided to the customer. Payment is received on a monthly basis for the following month's services. This revenue is deferred until service has been provided.

     CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company deposits cash and cash equivalents with high credit quality financial institutions located in Ohio. At times, such amounts may exceed the F.D.I.C. limits. The Company limits the amount of credit exposure with any one financial institution and believes that no significant concentration of credit risk exists with respect to cash investments.

NEXBELL COMMUNICATIONS, INC.

DECEMBER 31, 2000


     CONCENTRATION OF RISK

     Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, cash equivalents and accounts receivable. The Company's accounts receivable are derived from revenue earned from customers located in the U.S. The Company maintains an allowance for doubtful accounts receivable based upon the expected collectibility of accounts receivable.

     For the year ended December 31, 2000, two customers accounted for 26.6% and 21.5% of net revenues, respectively. Additionally, at December 31, 2000, these customers accounted for 11.3% and 3.1% of net accounts receivable, respectively.

     The Company relies primarily on one supplier for network services. The loss of this supplier could be detrimental to the Company's operations if there was a significant delay in finding a replacement supplier.

     PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the lesser of the asset life or lease term (if applicable). The following are the estimated useful lives of the assets:

          Furniture and fixtures                  7 years
          Office and computer equipment           7 years
          Leasehold improvements                  3 years
          Computer software                       3 years

     LONG-LIVED ASSETS

     The Company evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). SFAS 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. Through December 31, 2000, the Company had recorded no impairment of long-lived assets.

     STOCK-BASED COMPENSATION

     The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB No. 25") and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123").

     SOFTWARE DEVELOPMENT COSTS

     Costs related to the development of internal use software are capitalized in accordance with Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". Capitalized software is amortized on a straight-line basis over 3 years.

NEXBELL COMMUNICATIONS, INC.

DECEMBER 31, 2000


     INCOME TAXES

     The Company records deferred taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," ("SFAS No. 109"). SFAS 109 requires recognition of deferred tax assets and liabilities for temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

     RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," ("SFAS 133"). SFAS 133 establishes new standards of accounting and reporting for derivative instruments and hedging activities. SFAS 133 requires that all derivatives be recognized at fair value in the statement of financial position, and that the corresponding gains or losses be reported either in the statement of operations or as a component of comprehensive income, depending on the type of hedging relationship that exists. The Company will adopt SFAS 133 in the first quarter of 2001. The Company does not currently hold derivative instruments or engage in hedging activities. Accordingly, the adoption of SFAS 133 is not expected to have a material effect on the Company's financial position or results of operations.

2.   BALANCE SHEET COMPONENTS

     PROPERTY AND EQUIPMENT                        DECEMBER 31, 2000
       Computer equipment under capital leases         $ 295,050
       Computer equipment and software                   285,574
       Telecommunications network equipment               87,540
       Leasehold improvements                             86,474
       Furniture and fixtures                             63,429
                                                       ---------
                                                         818,067

       Less:  Accumulated depreciation                  (150,475)
                                                       ---------
                                                       $ 667,592
                                                       =========

     Accumulated depreciation of computer equipment under capital leases totaled $34,419 at December 31, 2000.

NEXBELL COMMUNICATIONS, INC.

DECEMBER 31, 2000

                                               DECEMBER 31,
                                                  2000
     DEFERRED COSTS
       Installation costs                      $ 207,719
       Less:  Accumulated amortization          (171,063)
                                               ---------
                                               $  36,656
                                               =========

     Capitalized costs related to the network service provider installation are being amortized on a straight-line basis over the three year life of the service contract.

                                                  DECEMBER 31,
                                                     2000
     ACCRUED LIABILITIES:
       Payroll and related expenses                $116,028
       Service fees and installation costs           58,574
       Service provider expenses                     55,093
       Other                                         21,287
                                                   --------
                                                   $250,982
                                                   ========

NEXBELL COMMUNICATIONS, INC.

DECEMBER 31, 2000


3.   INCOME TAXES

     The Company recognized no income tax benefit from its net loss for the year ended December 31, 2000.

     Deferred tax assets and liabilities consist of the following:

                                               DECEMBER 31,
                                                  2000
    DEFERRED TAX ASSETS:
      Net operating loss carryforwards         $ 2,753,000
      Accruals and reserves                         79,000
                                               -----------
                                                 2,832,000
                                               ===========
    Net deferred tax asset                       2,832,000
    Valuation allowance                         (2,832,000)
                                               -----------
                                               $        --
                                               ===========

     Management believes that, based on a number of factors, it is more likely than not that the net deferred tax asset will not be utilized. Therefore, a full valuation allowance has been recorded at December 31, 2000.

     At December 31, 2000, the Company had approximately $7,379,500 of federal and state net operating loss carryforwards available to offset future taxable income which expire in varying amounts beginning in 2020. Under the Tax Reform Internal Revenue Code regulations, the amounts of and benefits from net operating loss carryforwards may be limited in certain circumstances. Events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period.

NEXBELL COMMUNICATIONS, INC.

DECEMBER 31, 2000


4.   BORROWINGS

     NOTE PAYABLE

     The Company has a note payable to Counsel, a related party (see Note 9). Effective July 2000, Counsel managed certain aspects of the Company's business based on a preliminary acquisition agreement. The note is collateralized by accounts receivable and intangible assets. The Revolving Loan Agreement ("Agreement") allows Counsel to make periodic loans to the Company capped at an aggregate principal amount of $10,000,000. All principal and interest outstanding incurs interest that is compounded quarterly at a rate of 10 percent per annum. No interest has been paid on the note as of December 31, 2000. The Agreement terminates upon the earlier of:

     1) The closing of the equity financing in respect of the asset purchase transaction between PT-1 Communications, Inc. and Counsel,

     2)   or April 5, 2002.

     As of December 31, 2000, the PT-1 equity financing had not occurred. The loan balance as of December 31, 2000 is $6,119,504, which includes accrued interest of $253,406.

     Under the Agreement, the Company is not required to maintain specific financial covenants.

5.   COMMITMENTS AND CONTINGENCIES

     LEASES

     The Company leases office space and equipment under noncancelable operating and capital leases with various expiration dates through 2004. Upon inception, the Company received a lease incentive payment of $875,000 under a certain equipment lease, which is being amortized over the term of the related lease as a reduction of rental expense. Total rent expense for the year ended December 31, 2000 was $1,847,723, net of $382,932 of lease incentive amortization. The Company recognizes rent expense as it is paid.

NEXBELL COMMUNICATIONS, INC.

DECEMBER 31, 2000


     Future minimum lease payments under noncancelable operating and capital leases at December 31, 2000 are as follows:

     YEAR ENDED                                                             CAPITAL            OPERATING
     DECEMBER 31,                                                           LEASES              LEASES
     2001                                                                 $ 235,025           $2,761,570
     2002                                                                   117,513            1,127,438
     2003                                                                        --              419,734
                                                                          ---------           ----------
     Total minimum lease payments                                           352,538           $4,308,742
                                                                                              ==========
     Less: Amount representing interest                                     (57,488)
                                                                          ---------
     Present value of capital lease obligations                             295,050
     Less: current portion                                                 (185,140)
                                                                          ---------
          Long-term portion of capital lease obligations                  $ 109,910
                                                                          =========

     Subsequent to December 31, 2000, the Company acquired additional equipment under operating lease agreements which expire in 2004. Future minimum payments under these leases are as follows:

     YEAR ENDED
     DECEMBER 31,
     2001                               $ 156,177
     2002                                 217,971
     2003                                 217,971
     2004                                  61,794
                                        ---------
                                        $ 653,913
                                        =========

6.   COMMON STOCK

     The Company's Articles of Incorporation, as amended, authorize the Company to issue 60,000,000 shares of stock consisting of 30,000,000 shares of Class A Voting Common Stock with a par value of $0.001 per share, 10,000,000 shares of Class B Non-Voting Common Stock with a par value of $0.001 per share, and 20,000,000 shares of Preferred Stock with a par value of $0.001 per share. As of December 31, 2000, there were 20,246,000 shares of Class A Voting Common Stock issued and outstanding and no shares of Class B Non-Voting Common Stock or Preferred Stock issued or outstanding.

     A portion of the shares previously sold are subject to a right of repurchase by the Company (at the price paid by employees) subject to vesting, which is generally over a four year period from the

NEXBELL COMMUNICATIONS, INC.

DECEMBER 31, 2000


     earlier of grant date or employee hire date, as applicable, until vesting is complete. At December 31, 2000, there were 24,000 shares subject to repurchase.

     Effective March 31, 2000, the members of Intelligent Communications LLC, (the "LLC") exchanged their membership interests for shares of Class A Common Stock in Nexbell Communications, Inc. (a Delaware C-Corporation). The members received stock in Nexbell Communications, Inc. in proportion to their ownership interests in the LLC.

7.   STOCK OPTIONS

     In May 1999, the Company adopted the 1999 Stock Option Plan (the "1999 Plan"). The 1999 Plan provides for the granting of stock options to employees of the Company. Options granted under the 1999 Plan are nonqualified stock options (NSO).

     Options under the 1999 Plan may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that a) the exercise price of a NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, and b) the exercise price of a NSO granted to a 10% stockholder shall not be less than 110% of the estimated fair value of the shares on the date of grant. Options typically vest over three years. Unexercised options expire one year from the date of vesting.

     The following table sets forth the stock option activity:

                                                   YEAR ENDED DECEMBER 31, 2000

                                                                        WEIGHTED
                                                                        AVERAGE
                                                       SHARES           EXERCISE
                                                                         PRICE
    Options outstanding at January 1, 2000            2,130,000          $ 0.05
        Options granted                                  44,000            1.00
        Options exercised                              (144,000)           0.21
        Options canceled                                 (1,000)           1.00
                                                      ---------
    Outstanding at December 31, 2000                  2,029,000          $  .06
                                                      =========
    Options exercisable at December 31, 2000          1,209,999
                                                      =========


NEXBELL COMMUNICATIONS, INC.

DECEMBER 31, 2000


     The following table summarizes information on stock options outstanding:

                                                                      OPTIONS EXERCISABLE AT
                       OPTIONS OUTSTANDING AT DECEMBER 31, 2000         DECEMBER 31, 2000
                                         WEIGHTED
                                         AVERAGE        WEIGHTED                      WEIGHTED
        RANGE OF                        REMAINING       AVERAGE                       AVERAGE
        EXERCISE         NUMBER        CONTRACTUAL      EXERCISE        NUMBER        EXERCISE
         PRICE        OUTSTANDING     LIFE (YEARS)      PRICE        OUTSTANDING      PRICE
     $        0.05       2,010,000         3 years        $  .05        1,209,999       $ 0.05
              1.00          19,000       1.5 years          1.00               --         1.00
                         ---------                                      ---------
     $0.05 to 1.00       2,029,000       2.9 years        $  .06        1,209,999       $ 0.06
                         =========                                      =========

     As permitted under APB No. 25, no compensation cost was recognized in the statement of operations for the Company's outstanding stock options. Had compensation cost for the Company's stock-based compensation plan been recognized ratably over the options' vesting periods, in accordance with SFAS 123, the Company's pro forma net loss would have been $6,195,661 for the year ended December 31, 2000.

     The weighted-average fair value of options granted during the year ended December 31, 2000 was $0.12. Option grant date fair values were determined using a Black-Scholes option pricing model. The following table summarizes the underlying assumptions used.

          Risk-free interest rate                             6.27%
          Expected stock price volatility                         0
          Expected dividend yield                                 0
          Expected option term                              2 years

     Due to a pending merger agreement with WebToTel, Inc., dated August 7, 2000, all employees were given the opportunity to exercise their options immediately. Several Company employees exercised their options, acquiring 144,000 shares for $30,000. The Company allowed the employees to exercise their options utilizing non-recourse notes receivable which are due on demand, with no interest.

     In accordance with APB No. 25, the Company recognized a compensation charge of $114,000 in the statement of operations for the incremental fair value of the common stock at December 31, 2000 over the purchase price for those options exercised with notes receivable. This compensation charge will continue to be remeasured until such time as the notes receivable are paid or forgiven.

NEXBELL COMMUNICATIONS, INC.

DECEMBER 31, 2000


8.   EMPLOYEE BENEFIT PLANS

     The Company sponsors a 401(k) defined contribution plan covering all employees. Contributions made by the Company are determined annually by the Board of Directors. Employer contributions under this plan amounted to $76,123 for the year ended December 31, 2000.

9.   SUBSEQUENT EVENTS

     On February 22, 2001, the Company was acquired by WebToTel, a subsidiary of Counsel.

     On April 17, 2001, WebToTel and the Company were acquired by I-Link Corporation, a company controlled by Counsel.

                               I-LINK INCORPORATED
           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed financial statements have been prepared to give effect to the merger with WebToTel, Inc. ("WebToTel") and it's subsidiary Nexbell Communications Inc. ("Nexbell"). Effective March 2001, I-Link Incorporated ("I-Link") became a majority owned subisidary of Counsel Corporation ("Counsel"). The historic financial statements of I-Link do not reflect the transaction between Counsel and I-Link. As a result of the transaction, I-Link, WebToTel and Nexbell were under common control of Counsel at the time of I-Link's acquisition of WebToTel. The merger of I-Link and WebToTel has been accounted for using Counsel's purchase price allocated to the assets and liabilties pursuant to APB 16. WebToTel acuqired Nexbell on Februray 22, 2001 and accounted for that acquisition using the purchase method of accounting, the effects of which are reflected in the accompanying pro forma financial statements.

     The unaudited pro forma combined condensed balance sheet as of December 31, 2000 gives effect to the merger as if it had occurred on December 31, 2000, and combines the historical consolidated balance sheet of I-Link and the historical consolidated balance sheets of WebToTel and Nexbell as of such date.

     The unaudited pro forma combined condensed statement of operations combines the historical consolidated statements of operations of I-Link, WebToTel and Nexbell as if the merger had occurred as of January 1, 2000. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2000 combines the historical consolidated statement of operations of I-Link with the historical consolidated statements of operations of WebToTel and Nexbell for the year ended December 31, 2000.

     Unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the merger occurred at the beginning of the period presented, nor is it necessarily indicative of future financial position or results of operations. These unaudited pro forma combined condensed financial statements are based upon the respective historical consolidated financial statements of I-Link, WebToTel and Nexbell and notes thereto. These unaudited pro forma combined condensed financial statements do not incorporate, nor do they assume, any benefits from cost savings or synergies of operations of the combined company.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                             as of December 31, 2000

                                               I-LINK          NEXBELL       WEBTOTEL         ADJUSTMENTS             PRO FORMA
                                            -------------    -----------    -----------       ------------          -------------
     ASSETS
Current assets:
  Cash                                      $   2,155,628    $   366,855             --                 --          $   2,522,483
  Accounts receivable, net                      3,357,856        330,093             --                 --              3,687,949
  Other current assets                            385,891         78,063    $   196,506                 --                660,460
                                            -------------    -----------    -----------       ------------          -------------
      Total current assets                      5,899,375        775,011        196,506                 --              6,870,892
                                            -------------    -----------    -----------       ------------          -------------
Furniture, fixtures, equipment and
  software, net                                10,983,273        667,592             --                 --             11,650,865

Other assets:
  Intangibles, net                              3,939,226             --             --       $  9,002,864 (C)         12,942,090
  Deferred costs                                       --         36,656        748,838                 --                785,494
  Certificates of deposit - restricted            222,636             --             --                 --                222,636
  Other                                           612,982         47,331         40,544            (40,544)(C)            660,313
                                            -------------    -----------    -----------       ------------          -------------
                                            $  21,657,492    $ 1,526,590    $   985,888       $  8,962,320          $  33,132,290
                                            =============    ===========    ===========       ============          =============

     LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable                          $   5,370,490    $   450,047             --                 --          $   5,820,537
  Accrued liabilities                           3,327,900        250,982             --       $    175,000 (A)          3,753,882
  Unearned revenue                             14,885,592        379,149             --                 --             15,264,741
  Accrued interest on note payable to
    related party                               2,376,498             --    $    23,718            (23,718)(B)          2,376,498
  Current portion lease incentive                      --        255,288             --                 --                255,288
  Note payable to related party                 7,768,000             --      2,073,373         (2,073,373)(B)          7,768,000
  Current portion of long-term debt               785,971             --             --                 --                785,971
  Current portion of obligations under
    capital leases                              1,445,690        185,140             --                 --              1,630,830
                                            -------------    -----------    -----------       ------------          -------------
      Total current liabilities                35,960,141      1,520,606      2,097,091         (1,922,091)            37,655,747


Notes payable                                     796,662      6,119,504             --         (6,119,504)(B)            796,662
Deposits                                               --        210,807             --                 --                210,807
Obligations under capital lease                   338,263        109,910             --                 --                448,173
Unearned revenue                                1,666,667             --             --                 --              1,666,667
                                            -------------    -----------    -----------       ------------          -------------
      Total liabilities                        38,761,733      7,960,827      2,097,091         (8,041,595)            40,778,056
                                            -------------    -----------    -----------       ------------          -------------
Redeemable preferred stock - Series M          11,734,820             --             --                 --             11,734,820
                                            -------------    -----------    -----------       ------------          -------------
Stockholders deficit:
  Preferred stock                                 244,350             --             --                 --                244,350
  Common stock                                    196,957         20,246         50,000             51,934 (B)            319,137
  Additional paid-in capital                  106,622,114      1,174,854             --          9,527,644 (B,C)      117,324,612
  Note receivables from stockholders                   --        (30,000)            --                 --                (30,000)
  Accumulated deficit                        (135,902,482)    (7,599,337)    (1,161,203)         7,424,337 (A,C)     (137,238,685)
                                            -------------    -----------    -----------       ------------          -------------
      Total stockholders' deficit             (28,839,061)    (6,434,237)    (1,111,203)        17,003,915            (19,380,586)
                                            -------------    -----------    -----------       ------------          -------------
                                            $  21,657,492    $ 1,526,590    $   985,888       $  8,962,320          $  33,132,290
                                            =============    ===========    ===========       ============          =============

       The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      for the year ended December 31, 2000

                                                I-LINK          NEXBELL         WEBTOTEL      ADJUSTMENTS       PRO FORMA
                                             ------------     -----------     -----------     ------------     ------------
Revenues:
  Telecommunication services                 $ 18,300,548     $ 1,455,456              --               --     $ 19,756,004
  Marketing services                              463,740              --              --               --          463,740
  Technology licensing and development          8,972,828              --              --               --        8,972,828
  Other                                         2,667,039              --              --               --        2,667,039
                                             ------------     -----------     -----------     ------------     ------------
                                               30,404,155       1,455,456              --               --       31,859,611
Operating costs and expenses:
  Telecommunication network expense            24,958,320       4,048,943              --               --       29,007,263
  Marketing services                              456,354              --              --               --          456,354
  Selling, general and administrative          18,353,731       2,788,040              --               --       21,286,022
  Unsuccessful acquisition costs                       --              --     $ 1,137,485               --        1,137,485
  Provision for doubtful accounts                 113,168         164,921              --               --          278,089
  Depreciation and amortization                 6,399,318         265,257              --     $    750,239 (D)    7,270,563
  Research and development                      4,220,333              --              --               --        4,220,333
                                             ------------     -----------     -----------     ------------     ------------
      Total operating costs and expenses       54,501,224       7,267,161       1,137,485          750,239       63,656,109

Operating loss                                (24,097,069)     (5,811,705)     (1,137,485)        (750,239)     (31,796,498)
                                             ------------     -----------     -----------     ------------     ------------
Other income (expense):
  Interest expense                             (1,502,676)       (256,878)        (23,718)              --       (1,783,272)
  Interest and other income                       487,132          21,457              --               --          508,589
  Loss on sale of assets                               --        (139,606)             --               --         (139,606)
  Settlement expense                             (639,565)             --              --               --         (639,565)
                                             ------------     -----------     -----------     ------------     ------------
      Total other income (expense)             (1,655,109)       (375,027)        (23,718)              --       (2,053,854)
                                             ------------     -----------     -----------     ------------     ------------
      Net loss                               ($25,752,178)    ($6,186,732)    ($1,161,203)    ($   750,239)    ($33,850,352)
                                             ============     ===========     ===========     ============     ============
Calculation of net loss per common share:

Net loss                                     ($25,752,178)    ($6,186,732)    ($1,161,203)    ($   750,239)    ($33,850,352)
Cumulative preferred stock dividends
  not paid in current year                     (1,646,818)             --              --               --       (1,646,818)
                                             ------------     -----------     -----------     ------------     ------------
      Loss applicable to common stock        ($27,398,996)    ($6,186,732)    ($1,161,203)    ($   750,239)    ($35,497,170)
                                             ============     ===========     ===========     ============     ============
Basic and diluted weighted average
  shares outstanding                           26,669,058              --              --       17,454,333 (E)   44,123,391
                                             ============     ===========     ===========     ============     ============
Net loss per common share - basic
  and diluted                                $      (1.03)                                                     $      (0.80)
                                             ============                                                      ============


      The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements

                              I-LINK INCORPORATED..
                 NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS


NOTE 1--BASIS OF PRESENTATION:

On April 17, 2001, I-Link Incorporated ("I-Link") completed the merger with WebToTel, Inc ("WebToTel") and its subsidiary Nexbell Communications Inc. ("Nexbell"). WebToTel was an entity established to acquire telecommunication companies. Nexbell is a wholesale network telecommunications provider. I-Link acquired WebToTel and its subsidiary Nexbell for consideration consisting of 17,454,333 shares of I-Link's common stock and acquisition costs of approximately $175,000. Each share of WebToTel stock was exchanged for .1313 shares of I-Link common stock. This transaction was recorded using book value purchase accounting (similar to the pooling-of-interests method of accounting) as all three entities were under common control of Counsel Communications LLC (a wholly owned subsidiary of Counsel Corporation) at the time of the merger. The merger was a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

NOTE 2--PRO FORMA ADJUSTMENTS:

     The following pro forma adjustments were applied to the historical consolidated financial statements of I-Link, WebToTel and Nexbell to arrive at the unaudited pro forma combined condensed financial information.

     (A) Adjustment to record the accrual of the estimated costs resulting from the merger of I-Link and Nexbell. Estimated transaction and merger costs include the following:

     --  Financial advisory fees.                           $ 75,000
     --  Legal and accounting professional fees.             100,000
                                                            --------
                                                            $175,000
                                                            ========

These estimated costs are not reflected in the pro forma combined condensed statement of operations because they are non-recurring in nature.

     (B) Adjustment related to the issuance of 17,454,333 shares of I-Link common stock in exchange for all of the outstanding stock of WebToTel. Includes adjustment for note payable from WebToTel ($2,073,373) to Counsel and related accrued interest ($23,718) which were converted into capital of WebToTel in April 2001.

                               I-LINK INCORPORATED
                 NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

NOTE 2--PRO FORMA ADJUSTMENTS, CONTINUED

     (C) Adjustment to reflect purchase accounting adjustments including the addition of goodwill from the acquisition of Nexbell by WebToTel in February 2001, and the elimination of Nexbell's equity accounts as of December 31, 2000.

     This transaction was recorded using the purchase method of accounting. The allocation of the aggregate purchase price to the tangible and identifiable intangible assets acquired and liabilities assumed in connection with this acquisition was based on the estimated fair values as determined by Counsel's management. The purchase price allocation resulted in $9 million of goodwill, which will be amortized over five years.

     (D) Pro forma adjustment to record amortization of the intangible asset recorded in entry C above.

     (E) Adjustment to the weighted average shares outstanding to reflect I-Link shares issued (17,454,333) upon acquisition of WebToTel and Nexbell.

NOTE 3--PRO FORMA NET LOSS PER SHARE:

     Basic and diluted weighted average shares outstanding were calculated based upon the historical basic and diluted weighted average shares outstanding of I-Link, increased by the shares I-Link issued upon acquisition of WebToTel and Nexbell which assumes the shares had been outstanding during all of 2000. Because the companies are in a net loss position on a pro forma combined condensed basis, inclusion of potential common stock in the computation of pro forma net loss per share is anti-dilutive; therefore, potential common stock is excluded from the per share amounts.